UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 1, 2024

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 Hillcrest Avenue
Dallas, Texas	75205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(214) 855-2177

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HTH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2024, Hilltop Holdings Inc., or the Company, entered into a Transition and Release Agreement, or the Transition Agreement, with Jerry L. Schaffner in connection with his retirement on May 1, 2024, or the Retirement Date. Pursuant to the Transition Agreement, Mr. Schaffner resigned from all positions with the Company and its subsidiaries, other than as a director of PlainsCapital Bank. The Transition Agreement also provides that the Retention Agreement previously entered into between the Company and Mr. Schaffner terminated on the Retirement Date, except for certain provisions that address outstanding gross-up obligations, if necessary. As previously announced, on the Retirement Date, Jeremy B. Ford, the Company’s current President and Chief Executive Officer became PlainsCapital Bank’s Chief Executive Officer.

Pursuant to the Transition Agreement, and in accordance with the Retention Agreement, Mr. Schaffner is entitled to receive, subject to any delay required under Section 409A of the Internal Revenue Code, the following:

•	Salary up to and including the Retirement Date;

•	$2,694,120 that constitutes the Prior Agreement Payment plus interest thereon from January 1, 2024, until paid, which has been held in a separate interest-bearing account since the acquisition of PlainsCapital Corporation by the Company;

•	$29,809 for COBRA assistance;

•	$2,000,000 on or before January 15, 2025, but not prior to January 1, 2025; and

•	Continued payment of premiums with respect to a Split-Dollar Life Insurance Policy, which policy is for the benefit of Mr. Schaffner and the Company.

In addition, the Transition Agreement provides that all of Mr. Schaffner’s unvested restricted stock units will to continue to vest, or remain eligible for vesting, in accordance with the applicable award agreement so long as Mr. Schaffner remains a director of PlainsCapital Bank. The Transition Agreement also contains a release by Mr. Schaffner in favor of the Company.

Further, the Transition Agreement includes, among other things, customary non-competition, non-solicitation, non-disparagement, confidentiality and arbitration provisions.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

The following exhibit is filed or furnished, depending on the relative item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K and Instruction B.2 to this form.

Exhibit Number	Description of Exhibit

10.1	Transition and Release Agreement by and between Hilltop Holdings Inc. and Jerry L. Schaffner, dated as of May 1, 2024.

104	Cover Page Interactive File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hilltop Holdings Inc.,
a Maryland corporation

Date: May 3, 2024	By:	/s/ COREY PRESTIDGE
		Name:	Corey G. Prestidge
		Title:	Executive Vice President,
General Counsel & Secretary